UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2019
Biogen Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	BIIB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On September 29, 2019, Michael D. Ehlers, M.D., Ph.D., notified Biogen Inc. (the “Company”) that he will step down as the Company’s Executive Vice President, Research and Development. Alfred Sandrock, Jr., M.D., Ph.D., Executive Vice President, Chief Medical Officer, has been appointed as Executive Vice President, Research and Development of the Company, effective immediately.
Item 7.01    Regulation FD Disclosure.
On October 1, 2019, the Company issued a press release being furnished as Exhibit 99.1 and incorporated herein by reference. The press release being furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such document be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 8.01    Other Events.
The Company announced that Alphonse Galdes, Ph.D., has been appointed as the Company’s Executive Vice President, Pharmaceutical Operations and Technology.
Item 9.01     Financial Statements and Exhibits.
The exhibit listed below is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
Exhibit 99.1	Press Release of Biogen Inc. issued October 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN INC.

By: /s/Suzanne Murray
Suzanne Murray
Corporation Counsel and Assistant Secretary

Date: October 1, 2019